UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant  ☒                             Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e) (2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

CNL Healthcare Properties, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i) (1) and 0-11.

	1)	Title of each class of securities to which transaction applies:
	2)	Aggregate number of securities to which transaction applies:
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
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	5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

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PLEASE VOTE NOW

WE MUST RECEIVE YOUR VOTE BY JUNE 21, 2016

IMPORTANT NOTICE REGARDING YOUR INVESTMENT IN

CNL Healthcare Properties, Inc.

Recently, we sent you proxy material regarding the Annual Meeting of Stockholders that is scheduled for June 22, 2016. Our records indicate that we have not received your vote. We urge you to vote as soon as possible in order to allow CNL Healthcare Properties to obtain a sufficient number of votes to hold the meeting as scheduled.

If you have any questions or would like to vote, please call this number:

1-855-928-4482

Your vote is important no matter the size of your holdings. Please vote promptly so your vote can be received prior to the June 22, 2016, Annual Meeting of Stockholders.

CNL Healthcare Properties has made it very easy for you to vote. Please choose one of the following methods:

Vote live with a proxy specialist – You may cast your vote live with a proxy specialist, quickly and easily, and have proxy-related questions answered, by calling toll-free: 1-855-928-4482.

Vote via the Internet – You may cast your vote by logging onto the Internet address www.proxyvote.com, which is also on your proxy ballot(s) and following the instructions on the website.

Vote by touch-tone phone – You may cast your vote by calling the toll-free number, 800-690-6903, which is also on the proxy ballot(s) that you received.

Vote by mail – You may cast your vote by signing, dating and mailing your proxy ballot(s) in the postage-prepaid return envelope that was previously provided to you. We must receive it by June 21, 2016 (day before the meeting).

THANK YOU FOR VOTING!